SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 3, 2003

Commission File Number 33-82034

INDIANTOWN COGENERATION, L.P.
(Exact name of co-registrant as specified in its charter)

                                          Delaware                                                             52-1722490
                        (State or other jurisdiction of                                     (I.R.S. Employer Identification Number)
                        incorporation or organization)

INDIANTOWN COGENERATION, FUNDING CORPORATION
(Exact name of co-registrant as specified in its charter)

                                          Delaware                                                             52-1889595
                        (State or other jurisdiction of                                     (I.R.S. Employer Identification Number)
                        incorporation or organization)

7500 Old Georgetown Road, 13th Floor
Bethesda, Maryland 20814-6161
(Registrants' address of principal executive offices)

(301) 280-6800
(Registrants' telephone number, including area code)

Cautionary Note Regarding Forward-Looking Statements

         When used in this report, words or phrases that are predictions of or indicate future events and trends are subject to a number of risks and uncertainties which could cause actual results to differ materially from those projected. Given such uncertainties, readers are cautioned not to place undue reliance on such statements. The Partnership undertakes no obligation to publicly update or revise any forward-looking statement to reflect current or future events or circumstances.

Item 5. Other Events.

             Lodestar

           As previously disclosed by Indiantown Cogeneration, L.P. (the "Partnership"), the Partnership's current supplier of coal, Lodestar Energy, Inc. ("Lodestar"), is in bankruptcy proceedings in the Federal bankruptcy court in Kentucky and the Coal Supply Agreement between Lodestar and the Partnership has been affirmed by Lodestar and the bankruptcy court. Lodestar's bankruptcy proceeding has been modified so that the business and assets of Lodestar, including the Coal Purchase Agreement with the Partnership, will be sold in connection with such bankruptcy proceeding and it is currently anticipated that Lodestar will not emerge from such bankruptcy proceeding as a going concern. On January 28, 2003, the Partnership provided written notice to Lodestar that Lodestar had failed to comply with certain of its obligations under the Coal Supply Agreement as it pertains to ash disposal and that unless remedied, such failure of Lodestar would mature into an event of default under the Coal Supply Agreement and allow the Partnership to terminate the Coal Supply Agreement and seek to enforce the remedies available to the Partnership under the Coal Supply Agreement and applicable law. Lodestar has indicated to the Partnership that Lodestar believes that it is in compliance with its obligations under the Coal Supply Agreement. The Partnership currently anticipates that if the Coal Supply Agreement with Lodestar is terminated for the reasons set forth in the Partnership's notice to Lodestar or otherwise, such termination will not have a material and adverse effect on the Partnership as other sources of coal supply and ash disposal are available to the Partnership. The Partnership has executed a back-up coal supply agreement (the "Back-up Coal Agreement") and an alternative ash disposal agreement (the "Ash Disposal Agreement") with other companies. Under the Back-up Coal Agreement, the other company will provide coal under substantially similar terms to the Coal Supply Agreement should Lodestar be unable to perform under the Coal Supply Agreement or the Coal Supply Agreement with Lodestar is otherwise terminated. The Ash Disposal Agreement allows for the removal of at least fifty percent and up to one hundred percent of the fly ash produced by the Partnership. This agreement, combined with other current ash disposal agreements, allows the Partnership to dispose of all of the Partnership's ash without relying on Lodestar. The Partnership has satisfied the applicable conditions precedent set forth in the Partnership's financing documents relating to the entering into of the Back-up Coal Agreement and the Ash Disposal Agreement.

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                                           Indiantown Cogeneration, L.P.
                                           (Co-Registrant)

Date: March 3, 2003

                                           /s/ John C. Barpoulis
                                           -----------------------
                                           John C. Barpoulis
                                           Vice President & Assistant Treasurer

                                           Indiantown Cogeneration Funding
                                           Corporation
                                           (Co-Registrant)

Date: March 3, 2003

                                            /s/ John C. Barpoulis
                                            --------------------------------
                                            John C. Barpoulis
                                            Vice President & Assistant Treasurer

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